Exhibit 99.1
NYSE: HNR www.harvestnr.com PROXY DISCUSSION December 2006

Certain statements in this presentation are forward-looking and are based upon Harvest's current belief as to the outcome and timing of future events. All statements other than statements of historical facts including capital expenditures, increases in oil and gas production, Harvest's outlook on oil and gas prices, estimates of oil and gas reserves, business strategy and other plans, estimates, projections, and objectives for future operations, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Important factors that could cause actual results to differ materially from those in the forward- looking statements herein include Harvest's concentration of assets in Venezuela; completing the conversion of Venezuelan assets to a mixed company and relationship with the majority owner; timing and extent of changes in commodity prices for oil and gas; political, contractual, economic and operating risks, particularly those associated with international operations; and other risk factors as described in Harvest's Annual Report on Form 10-K and other public filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Harvest's actual results and plans could differ materially from those expressed in the forward- looking statements. Harvest undertakes no obligation to publicly update or revise any forward looking statements. Cautionary note to investors - The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. From time to time, Harvest may use certain terms such as resource potential, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves that SEC guidelines may prohibit Harvest from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company. Investors are urged to consider closely the disclosure in our 2005 Annual Report on Form 10-K and other public filings available from Harvest at 1177 Enclave Parkway, Houston, Texas, 77077 or from the SEC's website at www.sec.gov .

VENEZUELA

BACKGROUND

HARVEST
We Realize the Potential

1992	➢ Harvest Vinccler (HVSCA) awarded SMU operating service agreement through July 2012 ▪ Service fee based oil pricing
January 2005	➢ Drilling program suspended by PDVSA
March 2006	➢ HVSCA signs MOU for conversion to mixed company (Petrodelta) ▪ HNR 32%, Vinccler 8%, CVP 60% ▪ 20-year contract ▪ Market based oil pricing ▪ One-third royalty, 50% tax rate ▪ Economically effective April 1st ▪ Additional consideration due HVSCA
April 2006	➢ National Assembly terminates operating service agreements ▪ Contractual void
August 2006	➢ HVSCA signs MOU for 3 dormant fields ▪ To be contributed to Petrodelta ▪ Subject to National Assembly approval ▪ Will finalize additional consideration to HVSCA
November 2006	➢ Proxy statement mailed to stockholders ➢ SENIAT issues resolved, taxes paid

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SUMMARY OF HARVEST VENEZUELA Successful re-development of South Monagas Unit (SMU) Operated by Harvest since 1992 1992 proved reserves of 18 MMBbls Produced 113 MMBbls, 124 MMBoe since 1992 Proved reserves of 105 MMBbls, 128 MMBoe remain Applied current technologies to improve recovery Created skilled independent local organization Built new infrastructure for 60,000 Bbl/d and 90 Mcf/d SMU experience applies directly to 3 new fields to be added Isleno, Temblador and El Salto fields - next door Large resource potential Same geology, reservoirs and depths Same drilling and production technology Apply SMU technologies to improve recovery, but on a broader scale

SOUTH MONAGAS FIELDS Uracoa, Bombal and Tucupita fields Operating organization of 200 employees, 99% Venezuelan 60,000 Bbl/d oil plant (UM2) and 90 Mcf/d gas treating 30,000 Bbl/d oil plant (Tucupita) Oil and gas export pipelines connected to PDVSA network This map highlights the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields.

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HISTORY OF HARVEST IN VENEZUELA Successful re-development of South Monagas Unit (SMU) Fields abandoned by Majors and PDVSA Discovered in 1937 through 1962 Abandoned in 1987 15 degree API crude Harvest designed and built new infrastructure for 60,000 Bbl/d and 90 MMcf/d based on Harvest Field Redevelopment Plan

Isleno, Temblador and El Salto fields Same geology and reservoirs as SMU Oil gravity from 8° to 23° API Minimal development activity in last 20 years Similar to South Monagas in 1992 NEW FIELDS TO BE AWARDED This map highlights the South Monagas Unit and the three new properties. The field comprising the South Monagas Unit are the Uracoa, Bombal and Tucupita fields. The three new properties are the El Salto, Temblador and Isleno Fields.

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HARVEST STUDIES ON NEW FIELDS

HARVEST
We Realize the Potential

Extensive work by Harvest

- Studies began in 1997 on Isleño and Temblador fields
- Signed MOU in 2003 with PDVSA for study of Temblador and El Salto fields
- Presented formal development proposals to PDVSA

Studies	Isleño	Temblador	El Salto
Duration	1997 - present	1997 - present	2003 - present
Available Seismic	Partial area 2D	Total area 2D & 3D	Total area 2D & Partial 3D
Petrophysical	√	√	√
Geological modeling	√	√	√
Reservoir simulation	N/A	Sector Model	Block 5
Risk Analysis	√	√	√

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RESERVES COMPARISON Unrisked (MMBoe) Unrisked (MMBoe) Unrisked (MMBoe) Proved Probable Possible Operating Service Agreement Reserves at April 1st (includes proved undeveloped reserves) 90 - - Net to Harvest 72 - - Petrodelta Mixed Company Unrisked reserves at April 1st (gross) 210 145 344 Net to Harvest 45 31 74 Discounted Future Pre-tax Net Income ($MM) $617 $317 $792 Based on Ryder Scott Company evaluation

SMU HVSCA acquired the rights to SMU in 1992 Operating service agreement (1992-2012) 18 MMBbls proved reserves in 1992 Oil price averaged 47% of WTI Historical performance Produced 124 MMBoe to April 1st 128 MMBoe proved reserves remain Improved recovery Horizontal drilling Effective well completion techniques Improved lift techniques Current production 18,000 Bopd 40 MMcf/d No drilling since January 2005 Proved reserves are 128 MMBoe, 27 MMBoe net to Harvest Based on Ryder Scott Company evaluation This map highlights the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields.

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ISLENO Discovered in 1953 2-D seismic available over a portion of the fields 7 appraisal wells drilled confirming commercial oil deposits Located 7 km from existing SMU infrastructure Unrisked probable reserves of 20 MMBoe, 4 MMBoe net to Harvest Unrisked possible reserves of 30 MMBoe, 6 MMBoe net to Harvest Business plan projects full development over 3 years Based on Ryder Scott Company evaluation This map highlights the existing properties in the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields. This map also highlights the Isleno field.

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TEMBLADOR Discovered in 1936 Developed in 1940s and 1950s Produced 129 MMBoe 3-D seismic available Unrisked proved reserves of 14 MMBoe, 3 MMBoe net to Harvest Unrisked probable reserves of 17 MMBoe, 4 MMBoe net to Harvest Unrisked possible reserves of 117 MMBoe, 25 MMBoe net to Harvest Based on Ryder Scott Company evaluation This map highlights the existing properties in the South Monagas Unit. The South Monagas Unit is comprised of th4e Uracoa, Bombal and Tucupita fields. This map also highlights the Temblador field.

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EL SALTO Discovered in 1936 31 appraisal wells identified 9 productive structures 6 producing formations 3-D seismic available over 1/3 of the field Unrisked proved reserves of 68 MMBoe, 15 MMBoe net to Harvest Unrisked probable reserves of 108 MMBoe, 23 MMBoe net to Harvest Unrisked possible reserves of 197 MMBoe, 42 MMBoe net to Harvest Exploration potential in several fault blocks identified on seismic Based on Ryder Scott Company evaluation This map highlights the existing properties in the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and the Tucupita fields. This map also highlights the El Salto field.

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2007 PETRODELTA DEVELOPMENT PLAN

HARVEST
We Realize the Potential

- Objectives
  - Rapidly increase production at SMU in 2007
  - New field appraisal program
  - Use benefits of Petrodelta scale to maximize capital efficiency
- Drilling programs
  - 25 drilling locations identified at SMU
  - 3 drilling rigs for Petrodelta
    - 2 at SMU
    - 1 for new field appraisal drilling
  - 2 workover rigs
    - SMU and Temblador
- 3-D seismic programs in Isleño and El Salto
- Capital of approximately $125-150 million
  - Funded from Petrodelta cash flow
- Objective: Gross proved reserve target increase of 100 MMBbls in 18 months
- CVP approval pending

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SCALE - PETRODELTA Unrisked reserves (gross) Proved 210 MMBoe Probable 145 MMBoe Possible 344 MMBoe Exploration potential Apply modern technologies to improve recoveries Known and proven approach Capital efficiency opportunities Optimize development plan Maximize drilling efficiency Maximize operating efficiencies Maximize capital efficiency

REMAINING STEPS Stockholder approval Meeting scheduled for December 18th Venezuelan government approvals Sign definitive agreements Form Petrodelta

CASH POSITION September 30 cash $227 Q4 Bolivar borrowing, net 51 Q4 SENIAT payments (30) Projected Q4 cash expenses (12) 236 Bolivar cash balance (16) USD cash balance 220 Restricted cash USD (80) Unrestricted USD 140 Proceeds Payment of operating advance (January) 27

STOCKHOLDER PROPOSAL Approve transfer of assets to Petrodelta Harvest to contribute its right to the SMU assets to Petrodelta Requires affirmative vote of a majority of the outstanding shares Board recommends a affirmative vote Conversion to the mixed company is our best available alternative If stockholders do not approve the proposal, Venezuelan government will seize our assets Harvest would pursue international arbitration December 18th stockholders meeting

BOARD CONSIDERATIONS "FOR" RECOMMENDATIONS Harvest's share of unrisked reserves and exposure to exploration upside is greater in Petrodelta compared with the existing OSA Petrodelta will deliver oil to PDVSA at market based prices equal to about 70% of WTI instead of the service fee received under the OSA of about 47% of WTI The term is extended to 2026 compared with a 2012 OSA expiration date There will be an economic adjustment between the parties as if the conversion had been completed April 1, 2006 The Conversion Contract and the Charter and By-Laws provide some minority holder protections The Board also considered risks and other factors as described in the Proxy Statement

BOARD RECOMMENDATION Board of Directors Recommends a Vote "FOR"

     Graphical representation of a map on page 6 of the investor presentation highlighting the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields.

     Graphical representation of a map on page 8 of the investor presentation highlighting the South Monagas Unit and the three new properties. The fields comprising the South Monagas Unit are the Uracoa, Bombal and Tucupita fields. The three new propertis are the El Salto, Temblador and Isleno Fields.

     Graphical representation of a map on page 11 of the investor presentation highlighting the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields.

     Graphical representation of a map on page 12 of the investor presentation highlighting the existing properties in the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields. This map also highlights the Isleno field.

     Graphical reprensentation of a map on page 13 of the investor presentation highlighting the existing properties in the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields. This map also highlights the Temblador field.

     Graphical representation of a map on page 14 of the investor presentation highlighting the existing properties in the South Monagas Unit. The South Monagas Unit is comprised of the Uracoa, Bombal and Tucupita fields. This map also highlights the El Salto field.